EXHIBIT 31.2
CERTIFICATION
     I, Terence R. Montgomery certify that:
          1. I have reviewed this Annual Report on Form 10-K of InfraSource Services, Inc.;
          2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
          3. Intentionally omitted;
          4. Intentionally omitted;
          5. Intentionally omitted.

/s/ TERENCE R. MONTGOMERY Terence R. Montgomery
Chief Financial Officer

Date: April 30, 2007